UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 3, 2007

Paradigm Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Wyoming	09-154	83-0211506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9715 Key West Avenue, Third Floor, Rockville, Maryland 20850
(Address of principal executive offices) (Zip code)

(301) 468-1200
Registrant's telephone number, including area code

None
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

On May 3, 2007, the Board of Directors of Paradigm Holdings, Inc., a Wyoming corporation (the “Company”) granted restricted shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) to the below listed individuals. Each of these individuals executed a Notice of Grant of Restricted Stock Award, which are filed as exhibits hereto.

Individual	Title	Number of Shares of Common Stock
Peter B. LaMontagne	President, Chief Executive Officer and Director	600,000
Richard Sawchak	Senior Vice President and Chief Financial Officer	400,000
Anthony Verna	Senior Vice President, Business Development and Strategy	100,000
Francis X. Ryan	Director	100,000
John A. Moore	Director	100,000
Edwin M. Avery	Director	100,000

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

See Item 3.02 above for additional information.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibit No. Description:

EXHIBIT	DESCRIPTION	LOCATION
Exhibit 99.1	Notice of Grant of Restricted Stock Award, dated May 3, 2007, by and between the Company and Peter B. LaMontagne	Provided herewith
Exhibit 99.2	Notice of Grant of Restricted Stock Award, dated May 3, 2007, by and between the Company and Richard Sawchak	Provided herewith
Exhibit 99.3	Notice of Grant of Restricted Stock Award, dated May 3, 2007, by and between the Company and Anthony Verna	Provided herewith
Exhibit 99.5	Notice of Grant of Restricted Stock Award, dated May 3, 2007, by and between the Company and Francis X. Ryan	Provided herewith
Exhibit 99.6	Notice of Grant of Restricted Stock Award, dated May 3, 2007, by and between the Company and John A. Moore	Provided herewith
Exhibit 99.7	Notice of Grant of Restricted Stock Award, dated May 3, 2007, by and between the Company and Edwin M. Avery	Provided herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2007	PARADIGM HOLDINGS, INC.

	By:	/s/ Peter B. LaMontagne
Peter B. LaMontagne Chief Executive Officer